SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant    [x]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                        BOSTON COMMUNICATIONS GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

     _______________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                    Notice of Annual Meeting of Shareholders
                      to be Held On Thursday, May 20, 1999

     The Annual Meeting of Shareholders of Boston Communications Group, Inc. (the "Company") will be held on Thursday, May 20, 1999, at the Company, 100 Sylvan Road, Woburn, Massachusetts at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect Paul J. Tobin, Edward H. Snowden and Brian E. Boyle as Class III Directors, to serve for a three-year term.

     2. To ratify the selection of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the meeting.

     Shareholders of record at the close of business on April 14, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                             By Order of the Board of Directors,


                                             Alan J. Bouffard,
                                             Clerk

Woburn, Massachusetts
April 19, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                        Boston Communications Group, Inc.
                                 100 Sylvan Road
                           Woburn, Massachusetts 01801

             Proxy Statement for the Annual Meeting of Shareholders
                           to be Held on May 20, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boston Communications Group, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 20, 1999 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the shareholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

     The Company's Annual Report to Shareholders for 1999 is being mailed to shareholders concurrently with this Proxy Statement on or about April 19, 1999.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished, without charge to any shareholder upon written request to the Company, Boston Communications Group, Inc., 100 Sylvan Road, Woburn, Massachusetts 01801.

Voting Securities and Votes Required

     At the close of business on April 14, 1999, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 16,492,936 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for shareholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of February 28, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:

                                                                                          Percentage of
                                                                  Number of Shares        Common Stock
                                                                Beneficially Owned (1)      Outstanding
                                                                ----------------------    -------------
Capital Guardian Trust Company(3). . . . . . . . . . . .              1,706,000               10.4%

Tudor Investment Corporation(4) . . . . . . . . . . . . .               829,400               5.0%

Paul Tudor Jones, II(4). . . . . . . . . . . . . . . . . .              888,300               5.4%

Paul J. Tobin(5) . . . . . . . . . . . . . . . . . . . . .              676,331               4.1%

E.Y. Snowden(6) . . . . . . . . . . . . . . . . . . . . .               160,000               1.0%

Frederick E. von Mering(7) . . . . . . . . . . . . . . . .              513,464               3.1%

Brian E. Boyle(8) . . . . . . . . . . . . . . . . . . . .               318,425               1.9%

Craig L. Burr(9) . . . . . . . . . . . . . . . . . . . . .              162,296               1.0%

Mark J. Kington . . . . . . . . . . . . . . . . . . . . .               435,000               2.6%

Jerrold D. Adams(10) . . . . . . . . . . . . . . . . . . .               13,000                 *

Paul R. Gudonis(11) . . . . . . . . . . . . . . . . . . .                13,000                 *

Gerald Segel(12) . . . . . . . . . . . . . . . . . . . . .               16,000                 *

All current directors and executive officers as a group (9            2,307,516               13.7%
persons)(13)

----------
*    Less than 1%

(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options which are currently exercisable or exercisable within 60 days after February 28, 1999.

(2) The number of shares deemed outstanding with respect to a named person includes 16,452,468 shares outstanding as of February 28, 1999 plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after February 28, 1999.

(3)  Based solely upon a Schedule 13G filed on February 8, 1999.

(4) Based solely upon a Schedule 13G filed on February 2, 1999, which states that the reporting person has shared voting power and shared dispositive power.

(5) Includes 327,331 shares held by the Paul J. Tobin 1988 Trust, 337,000 shares held by the Margaret M. Tobin 1988 Trust, and 12,000 shares held by The Tobin Children's Trust. Mr. Tobin is the trustee of the Paul J. Tobin 1988 Trust. Margaret M. Tobin, the spouse of Paul J. Tobin, is trustee of the Margaret M. Tobin 1988 Trust.

(6) Comprised of 160,000 shares issuable pursuant to stock options. Of these, 72,000 are held in trust for the benefit of Mr. Snowden's children.

(7) Includes 75,000 shares held by Mr. von Mering's wife, 9,000 shares held in accounts for the benefit of Mr. von Mering's children, and 130,654 shares issuable pursuant to stock options.

(8) Includes 18,675 shares held in trust for the benefit of Mr. Boyle's children and 249,750 shares owned by Sand Drift, Ltd. of which Mr. Boyle is a limited partner. Mr. Boyle disclaims beneficial ownership of these shares, except to the extent of his direct pecuniary interest therein. Also includes 50,000 shares issuable pursuant to stock options.

(9) Includes 55,549 shares owned by Craig L. Burr 1981 Children's Trust, a trust for the benefit of Mr. Burr's children, of which Mr. Burr is not a trustee; 55,549 shares owned by William P. Egan 1981 Children's Trust, a trust of which Mr. Burr is a trustee; and 2,659 shares owned by Golden Coins N.V. Mr. Burr is a Managing General Partner of Burr, Egan, Deleage & Co., which is an advisor to Golden Coins N.V. Mr. Burr disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein. Also includes 3,000 shares issuable pursuant to stock options.

(10) Includes 9,000 shares issuable pursuant to stock options.

(11) Includes 9,000 shares issuable pursuant to stock options.

(12) Includes 9,000 shares issuable pursuant to stock options.

(13) Includes an aggregate of 370,654 shares issuable pursuant to options.


                              ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of three Class I Directors, whose terms expire at the 2000 Annual Meeting of Shareholders, three Class II Directors, whose terms expire at the 2001 Annual Meeting of Shareholders, and three Class III Directors whose terms expire at the 1999 Annual Meeting of Shareholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Paul J. Tobin, Edward H. Snowden and Brian E. Boyle as Class III Directors to serve for a three-year term expiring at the 2002 Annual Meeting of Shareholders, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has no nominating committee, and all nominations are made by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

Class I Directors

     Craig L. Burr, 53, has served as a Director of the Company since April 1993. Mr. Burr has been a Managing General Partner of Burr, Egan, Deleage & Co., a venture capital firm, since 1979. Mr. Burr received his B.A. from Harvard College and his M.B.A. from Harvard Graduate School of Business Administration. Mr. Burr is a Director of several privately-held companies affiliated with Burr, Egan, Deleage & Co.

     Gerald Segel, 78, has served as a Director of the Company since October 1996. Prior to his retirement in May 1990, Mr. Segel was Chairman of Tucker Anthony Incorporated from January 1987 to May 1990. From 1983 to January 1987 he served as President of Tucker Anthony Incorporated. Mr. Segel is also a director of Litchfield Financial Inc., Hologic, Inc. and Vivid Technologies, Inc.

     Mark Kington, 40, has served as a Director of the Company since January 1998. Mr. Kington is a Managing Director of Columbia Capital Corporation, an investment management firm, which he joined in March 1990. Prior to that, Mr. Kington served as Vice President of Communications Lending at First Union National Bank in Charlotte, North Carolina from 1988 to 1989, and Vice President of Investments at Malarkey-Taylor Associates, Washington, D.C. from 1989 to 1990. Mr. Kington received his B.S. from the University of Tennessee and his M.B.A. from the University of Virginia.

Class II Directors

     Jerrold D. Adams, 59, has served as a Director of the Company since April 1996. Since March 1997 Mr. Adams has been President and Chief Executive Officer of AirNet Communications Corp., which designs, develops and manufactures wireless infrastructure for the U.S. and international PCS markets. Previously, Mr. Adams was President and Chief Operating Officer of Iridium, Inc., an international consortium developing a worldwide communications system for portable hand-held telephones, from 1991 until March 1997. Prior to that, Mr. Adams served as Director of PCN Operations in Europe of Motorola from 1990 to 1991, Senior Vice President of McCaw Cellular, a national non-wireline cellular company, from 1988 to 1990 and General Manager of Metro One, a New York non-wireline cellular carrier, from 1986 to 1988. Mr. Adams received his B.A. from Coe College and attended the Wharton School of Business and the University of Illinois.

     Paul R. Gudonis, 45, has served as a Director of the Company since April 1996. Mr. Gudonis is President of GTE Internetworking Services, a division of GTE Corporation which provides business and consumer Internet services. Mr. Gudonis assumed this position in July 1997, when GTE acquired BBN Corporation, the parent company of BBN Planet, of which he had been President since November 1994. Mr. Gudonis previously served from 1991 to November 1994 as General Manager of the Communications Industry Group International division of EDS Corporation, and as Senior Vice President and General Manager of APPEX Corp. from January 1989 until it was acquired by EDS Corporation in October 1990. Mr. Gudonis received his B.S. from Northwestern University and his M.B.A. from Harvard Graduate School of Business Administration.

     Frederick E. von Mering, 46, has served as a Director of the Company and as its Vice President, Finance and Administration since 1989. Prior to joining the Company, Mr. von Mering served as Regional Vice President and General Manager for the paging division of Metromedia, Inc., a communications company, from 1980 to 1986. From 1975 to 1979, Mr. von Mering was employed at Coopers & Lybrand LLP. Mr. von Mering earned his B.A. in accounting from Boston College and his M.B.A. from Babson College.

Nominees and Class III Directors

     Paul J. Tobin, 56, has served as Chairman of the Board of Directors since February 1996 and as the Company's President and Chief Executive Officer from 1990 until February 1996, and from April 1997 to February 1998. Prior to joining the Company, Mr. Tobin served as President of Cellular One Boston/Worcester from July 1984 to January 1990 and as a Regional Marketing Manager for Satellite Business Systems, a joint venture of IBM, Comsat Corp. and Aetna Life & Casualty from April 1980 to June 1984. Mr. Tobin received his B.S. in economics from Stonehill College and his M.B.A. in marketing and finance from Northeastern University. Mr. Tobin also serves as a member of the Board of Trustees at Stonehill College. Mr. Tobin is a nominee for re-election to the Board of Directors as a Class III Director.

     Edward H. ("E.Y.") Snowden, 44, has served as a Director of the Company and as its President and Chief Executive Officer since February 1998. Prior to joining the Company, Mr. Snowden served as President and Chief Operating Officer of American Personal Communications, L.P. d/b/a Sprint Spectrum, a telecommunications company, from February 1994 to December 1997. From June 1990 until February 1994,

Mr.   Snowden  was  an  Area  Vice   President   at  Pacific   Bell,   Inc.,   a
telecommunications company. Mr. Snowden was the Chief Executive Officer at Universal Optical Company, Inc. from March 1986 to March 1988. Mr. Snowden received his B.S. from Stanford University and his M.B.A. from Harvard Graduate School of Business Administration. Mr. Snowden is a nominee for re-election to the Board of Directors as a Class III Director.

     Brian E. Boyle, 51, has served as Vice Chairman of the Company since February 1996 and as Chairman, New Wireless Services of the Company from January 1994 to February 1996. From July 1990 to September 1993, Mr. Boyle served as Chairman and Chief Executive Officer of Credit Technologies, Inc., a supplier of customer application software for the cellular telephone industry. Prior to 1990, Mr. Boyle founded and operated a number of ventures servicing the telecommunications industry, including APPEX Corp. (now EDS Personal Communications Division of EDS Corporation, a global telecommunications service company) and Leasecomm Corp., a micro-ticket leasing company. Mr. Boyle earned his B.A. in mathematics from Amherst College and his B.S., M.S. and Ph.D. in electrical engineering and operations research from M.I.T. Mr. Boyle is also a Director of Saville Systems PLC, a provider of customized billing solutions to telecommunications providers, and MicroFinancial Incorporated (formerly known as Boyle Leasing Technologies, Inc.), as well as of several private companies. Mr. Boyle is a nominee for re-election to the Board of Directors as a Class III Director.

Board and Committee Meetings

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, the performance of the Company's independent auditors in the annual audit and auditors' fees; considers and recommends the selection of the Company's independent auditors; reviews and approves any major accounting policy changes affecting the Company's operating results; and provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. The Company's consolidated financial statements are currently audited by Ernst & Young LLP. The Audit Committee met two times during 1998. The current members of the Audit Committee are Messrs. Adams, Gudonis, Kington and Segel.

     The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board of Directors regarding compensation programs of the Company. The Compensation Committee administers and has authority to grant stock options under both the Company's 1996 Stock Option Plan (the "1996 Option Plan") and the 1998 Stock Incentive Plan (the "1998 Stock Plan") to all employees, directors and officers of the Company, including those persons who are required to file reports ("Reporting Persons") pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee also administers the Company's 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan"). The Compensation Committee met three times during 1998. The current members of the Compensation Committee are Messrs. Adams, Burr, Gudonis, Kington and Segel.

     The Board of Directors held four meetings during 1998. Each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

Director Compensation and Stock Options

     Non-employee directors (which consist of Messrs. Adams, Burr, Gudonis, Kington and Segel) receive $1,000 per meeting attended for their services as members of the Board of Directors and are reimbursed for their expenses incurred in connection with attending Board and committee meetings. Directors who serve on the Audit Committee or Compensation Committee receive $500 for each such committee meeting attended.

     Under the terms of the 1996 Option Plan and the 1998 Stock Plan options to purchase shares of Common Stock may be granted to members of the Board of Directors. On May 21, 1998, the Company granted to each of Messrs. Burr and Kington an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $8.75 per share (the fair market value on the date of grant). On February 10, 1998, the Company granted to Mr. Snowden an option to purchase 400,000 shares of the Company's Common Stock at an exercise price of $7.0625 per share (the fair market value on the date of grant). On October 2, 1998, the Company granted to Mr.

Tobin an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $7.375 per share (the fair market value on the date of grant).

Executive Compensation

Summary Compensation

     The following table sets forth certain compensation information, for the fiscal years indicated, of each person who served as the Company's Chief Executive Officer during the year ended December 31, 1998 and the two other persons who were executive officers in 1998 (collectively, the "Named Executive Officers"):

                                               SUMMARY COMPENSATION TABLE

                                                                       Annual                Long Term
                                                                    Compensation            Compensation
                                                                      (1) (2)                Securities
                                                 Fiscal        Salary            Bonus       Underlying    All Other
       Name and Principal Occupation              Year          ($)              ($)          Options     Compensation
      ------------------------------             ------        -------          ------      ------------  ------------
Paul J. Tobin(3) .............................    1998         160,000            --            10,000            --
Chairman of the Board of .....................    1997         160,000            --              --              --
Directors and former President and ...........    1996         159,794            --            25,000            --
Chief Executive Officer

Brian E. Boyle ...............................    1998         150,000            --              --              --
Vice Chairman of the Board ...................    1997         150,000            --              --              --
of Directors .................................    1996         145,307            --           125,000            --

Edward H. Snowden(4) .........................    1998         215,385          50,000         400,000         140,770
President, Chief Executive
Officer and Director

Frederick E. von Mering(5) ...................    1998         150,000          22,188            --              --
Vice President, Finance and ..................    1997         150,000            --              --              --
Administration and Director ..................    1996         149,807            --           155,654            --

----------
(1) Amounts reflected in this table for a portion of 1996 were paid to the Named Executive Officers by Boston Communications Capital Corp. ("BCCC") for services rendered by the Named Executive Officers on behalf of the Company, pursuant to a Management Agreement between the Company and BCCC. This Management Agreement terminated on March 31, 1996.

(2) In accordance with the rules of the Securities and Exchange Commission, except as otherwise indicated, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the years ended December 31, 1996, 1997 and 1998.

(3) In January 1997, Mr. Tobin surrendered his options to purchase 25,000 shares of the Company's Common Stock which were granted in 1996. In February, 1999, Mr. Tobin surrendered his options to purchase 10,000 shares of the Company's Common Stock which were granted in 1998.

     These surrenders freed these shares for the granting of stock options to other employees from the Company's existing stock option plans.

(4) Mr. Snowden was elected President and Chief Executive Officer of the Company effective February 10, 1998. Mr. Snowden received $140,770 as relocation payments in 1998. He also received a bonus of $50,000 in March, 1999 for performance during 1998.

(5) In January 1997, Mr. von Mering surrendered an option to purchase 25,000 shares of the Company's Common Stock which were granted in 1996.

Option Grants

     The following table sets forth certain information concerning option grants during the fiscal year ended December 31, 1998 to the Named Executive Officers and the number and value of the unexercised options held by such persons on December 31, 1998.


                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                                                                                                          Potential Realizable Value
                                         Number of       Percent of                                           at Assumed Rates of
                                        Securities     Total Options                                       Stock Price Appreciation
                                        Underlying       Granted to                                          for Option Term(3)
                                          Options       Employees in      Exercise      Expiration        --------------------------
              Name                      Granted(#)(1)    Fiscal Year   Price($/Sh)(2)     Date               5%                10%
              ----                      ----------------------------   --------------   ----------        -----               ------
Paul J. Tobin .....................        10,000            1.1%         $ 7.375        10/2/08        $   46,381        $  117,538

Brian E. Boyle ....................          --             --               --             --                --                --

Edward H. Snowden .................       400,000           42.2%         $7.0625        2/10/08        $1,776,614        $4,502,315

Frederick E. von Mering ...........          --             --               --             --                --                --

----------
(1) Mr. Tobin surrendered his options in February, 1999. Mr. Snowden's options become exercisable in five equal annual installments commencing on the date of grant.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise.

(4)  No restricted stock or stock appreciation rights were granted in 1998.

Option Exercises and Holdings

     The following table sets forth certain information concerning each exercise of a stock option during the year ended December 31, 1998 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1998.


                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES

                                                                                   Number of Securities               Value of
                                                                                        Underlying                   Unexercised
                                                                                   Unexercised Options              In-the-Money
                                                                                        at Fiscal                Options at Fiscal
                                                                                       Year-End(#)                  Year-End($)(1)
                                                          Shares                       -----------                  --------------
                                                       Acquired on      Value         Exercisable/                   Exercisable/
          Name                                         Exercise(#)    Realized($)     Unexercisable                 Unexercisable
          ----                                         -----------    -----------     -------------                 -------------
Paul J. Tobin                                              --            --                --/10,000                  --/$56,250

Brian E. Boyle                                             --            --            50,000/75,000                  --/--


E.Y. Snowden                                               --            --           80,000/320,000            $475,000/$1,900,000

Frederick E. von Mering                                    --            --          130,654/--                 $947,242/--

(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 1998 ($13.00).

Employment Agreements with Named Executive Officers

     On February 10, 1998 the Company entered into an employment letter agreement with E.Y. Snowden, pursuant to which Mr. Snowden was made the President and Chief Executive Officer and a Director of the Company. The agreement provides for an initial base salary of $250,000, plus an annual performance-based bonus of up to 40% of base salary. Mr. Snowden was paid a $50,000 bonus in March 1999 for performance during 1998. In addition, pursuant to the agreement, Mr. Snowden was granted a non-qualified stock option to purchase 400,000 shares of Common Stock at an exercise price of $7.0625 per share, vesting in five equal annual installments commencing on February 10, 1998. In the event of a change of control of the Company (as defined in the agreement), then 100% of the options will vest on the date of such transaction. If Mr. Snowden's employment is terminated without cause, or if there is a change of control which results in his demotion, diminution in responsibilities, or removal from the Board, then the Company will pay, as severance, his base salary until such time as he is otherwise employed, up to a maximum of twelve months.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of five non-employee directors, Jerrold D. Adams, Craig L. Burr, Paul R. Gudonis, Mark J. Kington and Gerald Segel. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and performance-based equity ownership of the Company's employees, including its executive officers.

     This report is submitted by the Compensation Committee and addresses the Company's policies for 1998 as they apply to the Company's executive officers.

Policies and Philosophy

     The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with shareholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term equity ownership opportunities in the Company in an attempt to align executive and shareholder interests.

     In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

Executive Compensation in Fiscal 1998

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace, (ii) bonus grants, and (iii) stock-based equity incentives in the form of participation in the Company's stock plans. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities that are aligned with the ownership interests of the Company's shareholders. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company.

     In determining the salary and bonus targets of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, and (iii) the Company's competitive position, including the compensation of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies used by the Compensation Committee to compare executive compensation are not the companies included in the Stock Performance Graph below, are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

Benefits

     The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 10% from the fair market value at the beginning or end of the applicable purchase period.

Compensation of the Chief Executive Officers in Fiscal 1998

     The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company -- to provide a competitive compensation opportunity that rewards performance.

     The Company employed two persons as Chief Executive Officer during fiscal 1998. Until February 10, 1998, Mr. Tobin served as President and Chief Executive Officer of the Company. Mr. Tobin was succeeded by Mr. Snowden, effective February 10, 1998. Mr. Tobin remained as Chairman of the Board and was paid a salary of $160,000 for fiscal 1998. Mr. Tobin did not receive a bonus in 1998. Mr. Tobin was granted a stock option to purchase 10,000 shares of Common Stock at an exercise price of $7.375 per share in 1998, which he surrendered in February, 1999 in order to free these shares for the granting of stock options to other employees from the Company's 1998 Stock Incentive Plan.

     Mr. Snowden served in the positions of President, Chief Executive Officer and a director of the Company during the remainder of the year ended December 31, 1998 and he received a salary of $215,385 for fiscal 1998. The Compensation Committee established Mr. Snowden's base salary during fiscal 1998 at $250,000, considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. The Company did not pay Mr. Snowden a bonus in 1998, but he received a $50,000 bonus in March 1999 for performance during 1998. Mr. Snowden was granted a non-qualified stock option to purchase 400,000 shares of Common Stock at an exercise price of $7.0625 per share, vesting in five equal annual installments commencing on February 10, 1998

Compliance with Section 162(m) of the Code

     Section 162(m) of the Code, enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                               COMPENSATION COMMITTEE

                                               Jerrold D. Adams, Chairman
                                               Craig L. Burr
                                               Paul R. Gudonis
                                               Mark J. Kington
                                               Gerald Segel

Reports Under Section 16(a) of the Exchange Act

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act, except that Mr. Burr filed a Form 5 on February 11, 1999 reflecting gifts of an aggregate of 10,010 shares of Common Stock on November 20, 1997 and November 21, 1997.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company during the period from June 18, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to December 31, 1998 with the cumulative total return over the same period of (i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and
(ii) a Peer Group Index* selected by the Company. This comparison assumes the investment of $100 on June 18, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index and assumes dividends, if any, are reinvested.

  [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]


                                          June 18, 1996       December 31, 1996          December 31, 1997      December 31, 1998
                                          -------------       -----------------          -----------------      -----------------

Boston Communications Group. Inc.                   100                   37.41                      70.73                  84.55
NASDAQ Stock Market Index-US                        100                  108.65                     133.32                 187.34
Peer Group                                          100                   74.77                      76.74                  45.4

* The Peer Group Index reflects stock performance of Brite Voice Systems, Lightbridge, Inc. Metro One Telecommunications and LCC International, Inc.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since 1988. Although shareholder ratification of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give shareholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Ernst & Young LLP.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal office in Woburn, Massachusetts not later than December 18, 1999 for inclusion in the proxy statement for that meeting.

     If a shareholder of the Company wishes to present a proposal before the 2000 Annual Meeting of Shareholders and the Company has not received notice of such matter prior to March 3, 2000, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy, to the effect that it has not received such notice in a timely fashion.

                              By Order of the Board of Directors,


                              Alan J. Bouffard,
                              Clerk

April 19, 1998

     THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT SHAREHOLDERS PLAN TO ATTEND, SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       BOSTON COMMUNICATIONS GROUP, INC.

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

     The undersigned shareholder of BOSTON COMMUNICATIONS GROUP, INC. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 19, 1999, and hereby appoints Alan J. Bouffard and Frederick von Mering, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of BOSTON COMMUNICATIONS GROUP, INC. to be held on May 20, 1999 at 9:00 a.m. local time, at the Company at 100 Sylvan Road, Wobum, Massachusetts, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. WITH RESPECT TO ANY OTHER MATTERS WHICH MAY ARISE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON(S) NAMED ABOVE.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-----------                                                          -----------

    Please mark
[_] votes as in
    this example.

The Board of Directors recommends a vote "FOR all nominees" in Item 1, and "FOR" Item 2.

1.  Election of Directors.                              2.  To ratify the appointment of Ernst &        FOR   AGAINST  ABSTAIN
                                                            Young LLP by the Board of Directors         [_]     [_]      [_]
Nominees:  Paul J. Tobin, Edward H. Snowden and             as the Company's independent auditors
           Brian E. Boyle                                   for the current year.

                                                        3.  To transact such other business as may properly come before the meeting or any adjournment thereof.
           FOR            WITHHELD
           [_]              [_]                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [_]

[_]______________________________________               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [_]
   For all nominees except as noted above

                                                        Please sign exactly as name appears hereon.  Joint owners should each sign.  Executors, administrators, trustees, guardians or other fiduciaries should give full title as such.  If signing for a corporation, please sign in full corporate name by a duly authorized officer.



Signature:______________________________________  Date:__________  Signature:______________________________________  Date:__________